23.1 CONSENT OF BAUMANN, RAYMONDO & COMPANY, PA, DATED APRIL 13, 2006


                     [Baumann, Raymondo & Company, PA logo]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

We agree to the inclusion in this 10K-SB of our report, dated April 13, 2006, on our audit of the consolidated financial statements of Premier Development & Investment, Inc. and subsidiary for the year ended December 31, 2005.

Very truly yours,


/s/ Baumann, Raymondo & Company, P.A.

Baumann, Raymondo & Company, P.A.
Tampa, Florida
April 13, 2006